SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2012

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GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1210 West Clay Road, Suite #5
Houston, TX 77019
(Address of Principal Executive Offices)

(281) 974–1655
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2012, Glen Rose Petroleum Corporation (“the “Company”) announced the appointment to the board of Mikhail Afendikov, Robert L.M. Hilliard, MD, Misbah Al Droubi, and Cliff M. West, Jr., each to serve until the next meeting of the shareholders of the Company.

Mikhail Afendikov, 47, has been the CEO of Gastek LLC, and oil and gas exploration company in the Ukraine, since 2005 and, since 2005, has served as the CEO of Clarkson Investments LLC, a private equity company.  Since 1994, Mr. Afendikov has been a director of V.E.M.A. Shippin Co. Ltd.  Mr. Afendikov received a medical degree from Donetsk State Medical University in Ukraine in 1987 and a doctorate degree in business administration from Kennedy-Western University in 1995.

Robert L.M. Hilliard, MD, 46, currently is the Chief Operating Officer for United Healthcare Community Plan of Texas, a subsidiary of UnitedHealth Group (NYSE: UNH), a position he has held since ) October 2011.  From June 2009 until September 2011, Dr. Hilliard was Chief Medical Officer for Molina Healthcare of Texas (NYSE: MOH), and from November 2007 until June 2009, Dr. Hilliard was the Regional Medical Director for Western Commercial Markets for Humana (NYSE: HUM). Dr. Hilliard majored in social work from The University of Texas at Austin, a Medical Degree from the University of Texas Health Science Center at San Antonio, and his Masters in Business Administration from the J.L. Kellogg School of Management at Northwestern University.

Misbah Al Droubi, 53, currently is the Chairman of BUIC Capital Management, a private equity company with offices in Spain, advising Middle Eastern and European investors with regard to diverse commercial investments, a position he has held since 2008.  From 2005 until 2007, Mr. Al Droubi was the CEO of Hares Group, a private investment company. In 2005 he led the merger of Rudis, an oil exploration company in Ukraine and Cardinal Resouces, a London based oil exploration company, and has continued to be a principal shareholder and director of Cardinal Resources.

Cliff M. West, Jr., 72, was appointed by the Board of Directors to serve as a director and as the Executive Vice President and Chief Operating Officer of the Company. Since 2008, Mr. West has been and independent consultant to several oil and gas explorations companies in Texas, exploration and field operations.  From 2004 until 2008, Mr. West was the Executive Vice President and COO of Cardinal Houston Resources, an oil and gas exploration company in Texas. During that period, Mr. West also served as the COO of Taurex Resources, plc and Condor Exploration, Inc., both oil and gas exploration companies in Texas. Mr. West also served as a director of each of those companies.  Mr. West a B.A. in Geology in 1961 from the University of Southern Mississippi and his M.S. in Geology from West Virginia University in 1963. Mr. West is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, and the Houston Geological Society and is a Registered Professional Geoscientist in the State of Texas and an American Certified Petroleum Geologist.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2012	GLEN ROSE PETROLEUM CORPORATION /s/ Andrew Taylor-Kimmins Andrew Taylor-Kimmins, President